Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of July 2, 2021 (the “Supplemental Indenture”), to that certain Indenture (the “Base Indenture”), dated as of February 22, 2018 by and among Iconix Brand Group, Inc. a corporation duly organized under the laws of the State of Delaware (the “Company”), the Guarantors, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”) and as collateral agent (the ”Collateral Agent”), is by and among the Company, the Guarantors, the Trustee and the Collateral Agent.  Capitalized terms used but not defined herein shall be as defined in the Base Indenture.

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Base Indenture, providing for the issuance of an aggregate principal amount of up to $125.0 million of the Company’s 5.75% Convertible Senior Subordinated Secured Second Lien Notes due 2023 (the ”Notes”);

WHEREAS, the Company proposes to amend the Base Indenture (the “Proposed Amendments”), which amendments, pursuant to Section 12.02 of the Base Indenture, in order to be effective must be (i) approved with the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (the “Required Holders”) and (ii) authorized by a resolution of the Board of Directors of the Company;

WHEREAS, the Required Holders have consented to the Proposed Amendments by delivering an Act of such Holders to the Company and the Trustee (the “Holder Consent”);

WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Base Indenture and by the certificate of incorporation and bylaws of the Company to make this Supplemental Indenture a legal, valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

WHEREAS, the Company has requested and hereby requests that the Trustee and the Collateral Agent join the Company and the Guarantors in the execution of this Supplemental Indenture;

WHEREAS, pursuant to Section 12.02, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, following the execution of this Supplemental Indenture, the terms hereof will become operative on the date hereof.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That, for and in consideration of the premises herein contained and in order to effect the Proposed Amendments contained herein, pursuant to Section 12.02 of the Base Indenture, the Company and the Guarantors agree with the Trustee and the Collateral Agent as follows:

ARTICLE 1

Amendment of Base Indenture

Section 1.01.          Amendment of Base Indenture.  Effective as of the date hereof, the Base Indenture is hereby amended, pursuant to Section 12.02, as follows:

(a)          Amendment of Section 1.01.  Section 1.01 of the Base Indenture is hereby amended by restating the definition of Ownership Limitation in its entirety as follows:

“Ownership Limitation” means the Beneficial Ownership by a Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which such Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) of an amount of Common Stock in excess of 9.985% of the total number of shares of Common Stock then issued and outstanding; provided, however, that the Ownership Limitation shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; and provided, further, that no changes shall be made to the Ownership Limitation without the prior written consent of the Company; provided, further, any Holder may, in its sole discretion, waive the Ownership Limitation as to itself with 61 days’ (or such shorter period of time previously agreed by the Company in its sole discretion) prior written notice to the Company.

(b)          Amendment of Section 4.05.  Section 4.05 of the Base Indenture is hereby amended by restating Section 4.05(b) in its entirety to read as follows:

“(b)          The date on which a Note shall be deemed converted pursuant to a Notice of Conversion (the “Conversion Date”) shall be the later to occur of (i) the date that is the Business Day that the Trustee (or, if different, the Conversion Agent) has received from a Holder a Notice of Conversion, and (ii) the date that the Holder has complied with the requirements set forth in subsection (a) above.”

ARTICLE 2

Miscellaneous Provisions

Section 2.01.          Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended and supplemented hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder shall be bound hereby.

Section 2.02.          Defined Terms.  As used in this Supplemental Indenture, terms defined in the Base Indenture or in the preamble or recitals hereto are used herein as therein defined[, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Base Indenture and the Trustee and the Collateral Agent acting on behalf of and for the benefit of such Holders].  The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

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Section 2.03.          Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  The exchange of copies of this Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Supplemental Indenture or the Securities to the contrary notwithstanding, for the purposes of the transactions contemplated by this Supplemental Indenture, the Securities and any document to be signed in connection with the Indenture or the Notes (including the Securities and amendments, supplements, waivers, consents and other modifications, Officers’ Certificates, Issuer Orders and Opinions of Counsel and other documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 2.04.          Effect of Headings.  The Section headings herein are for convenience of reference only, are not to be considered a part hereof, and in no way modify any of the terms or provisions hereof.

Section 2.05.          Effectiveness.  The provisions of this Supplemental Indenture will take effect immediately upon execution hereof by the parties hereto.

Section 2.06.          Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Section 2.07.          No Representation.  Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture.  The recitals and statements contained herein shall be taken as the recitals and statements of the Company, and neither the Trustee nor the Collateral Agent assumes any responsibility for the correctness of the same and the Trustee does not make any representation with respect to such matters.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ICONIX BRAND GROUP, INC.

By:	/s/ John R. Ciulla
	Name:	Robert Galvin
	Title:	Chief Executive Officer

Signature Page to the First Supplemental Indenture

IBG BORROWER LLC

By:	/s/ John McClain
	Name:	John McClain
	Title:	Authorized Signatory

Signature Page to the First Supplemental Indenture

ARTFUL HOLDINGS LLC			ICON ENTERTAINMENT LLC

By:	/s/ John McClain		By:	/s/ John McClain
	Name:	John McClain		Name:	John McClain
	Title:	Authorized Signatory		Title:	Authorized Signatory

BADGLEY MISCHKA LICENSING LLC			ICON DE BRAND HOLDINGS CORP.

By:	/s/ John McClain		By:	/s/ John McClain
	Name:	John McClain		Name:	John McClain
	Title:	Authorized Signatory		Title:	Authorized Signatory

BRIGHT STAR FOOTWEAR LLC			ICONIX ECOM, LLC

By:	/s/ John McClain		By:	/s/ John McClain
	Name:	John McClain		Name:	John McClain
	Title:	Authorized Signatory		Title:	Authorized Signatory

Signature Page to the First Supplemental Indenture

ICON CANADA JV HOLDINGS CORP.			ICONIX CA HOLDINGS LLC

By:	/s/ John McClain		By:	/s/ John McClain
	Name:	John McClain		Name:	John McClain
	Title:	Authorized Signatory		Title:	Authorized Signatory

IP HOLDINGS UNLTD LLC			ICONIX LATIN AMERICA LLC

By:	/s/ John McClain		By:	/s/ John McClain
	Name:	John McClain		Name:	John McClain
	Title:	Authorized Signatory		Title:	Authorized Signatory

IP MANAGEMENT LLC			IP HOLDINGS AND MANAGEMENT
CORPORATION

By:	/s/ John McClain
	Name:	John McClain	By:	/s/ John McClain
	Title:	Authorized Signatory		Name:	John McClain
				Title:	Authorized Signatory

Signature Page to the First Supplemental Indenture

MICHAEL CARUSO & CO., INC.			IP HOLDINGS LLC

By:	/s/ John McClain		By:	/s/ John McClain
	Name:	John McClain		Name:	John McClain
	Title:	Authorized Signatory		Title:	Authorized Signatory

MOSSIMO HOLDINGS LLC			MOSSIMO, INC.

By:	/s/ John McClain		By:	/s/ John McClain
	Name:	John McClain		Name:	John McClain
	Title:	Authorized Signatory		Title:	Authorized Signatory

PILLOWTEX HOLDINGS AND			OFFICIAL-PILLOWTEX LLC
MANAGEMENT LLC

			By:	/s/ John McClain
By:	/s/ John McClain			Name:	John McClain
	Name:	John McClain		Title:	Authorized Signatory
	Title:	Authorized Signatory

Signature Page to the First Supplemental Indenture

SCION BBC LLC			OP HOLDINGS AND MANAGEMENT
CORPORATION

By:	/s/ John McClain
	Name:	John McClain	By:	/s/ John McClain
	Title:	Authorized Signatory		Name:	John McClain
				Title:	Authorized Signatory

SCION LLC
OP HOLDINGS, LLC

By:	/s/ John McClain
By:	Name:	John McClain	By:	/s/ John McClain
	Title:	Authorized Signatory		Name:	John McClain
				Title:	Authorized Signatory

SHARPER IMAGE HOLDINGS AND
MANAGEMENT CORP.			SHARPER IMAGE HOLDINGS LLC

By:	/s/ John McClain		By:	/s/ John McClain
	Name:	John McClain		Name:	John McClain
	Title:	Authorized Signatory		Title:	Authorized Signatory

Signature Page to the First Supplemental Indenture

UMBRO SOURCING LLC			STUDIO HOLDINGS AND
MANAGEMENT CORPORATION

By:	/s/ John McClain
	Name:	John McClain	By:	/s/ John McClain
	Title:	Authorized Signatory		Name:	John McClain
				Title:	Authorized Signatory

UNZIPPED APPAREL LLC
STUDIO IP HOLDINGS LLC

By:	/s/ John McClain
By:	Name:	John McClain	By:	/s/ John McClain
	Title:	Authorized Signatory		Name:	John McClain
				Title:	Authorized Signatory

ZY HOLDINGS AND MANAGEMENT
CORP.			UMBRO IP HOLDINGS LLC

By:	/s/ John McClain		By:	/s/ John McClain
	Name:	John McClain		Name:	John McClain
	Title:	Authorized Signatory		Title:	Authorized Signatory

Signature Page to the First Supplemental Indenture

LC PARTNERS US, LLC

By:	/s/ John McClain
	Name:	John McClain
	Title:	Authorized Signatory

Signature Page to the First Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Mitchell L. Brumwell
	Name:	Mitchell L. Brumwell
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Mitchell L. Brumwell
	Name:	Mitchell L. Brumwell
	Title:	Vice President

Signature Page to the First Supplemental Indenture